Exhibit 5



Law Offices of                       228  S.  Fourth Street, Suite 101
Harold P. Gewerter, Esq., Ltd.           Las  Vegas, Nevada  USA 89101

Office:(702) 382-1714
Cell:(702) 580-8565
Facsimile:(702) 382-1759
E-Mail:hga@attorney.com


                          August 2, 2002

VIA EDGAR TRANSMISSION


Address:      MaxxZone.com, Inc.
              1770 N. Green Valley Pkwy., Suite 3214
              Las Vegas, NV  89014

 Re: 225,000 Shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

     We   have   acted   as   counsel  to  MaxxZone.com,
Inc., a Nevada corporation (the "Company"), in  connection
with  the registration on Form S-8 (the "Registration
Statement") under  the Securities Act of 1933, as amended,
of 225,000  shares of  the  Company's common stock, $0.001 par value, in
connection with   the  Consulting  Services  Agreements  (the
"Agreements") entered  into  by and between the Company and Scott
Bleazard and Stephen Brock.

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item
601(b)(5)(i)  of Regulation S-K.

     We are familiar with the proceedings to date with
respect to the   proposed  issuance  of  the  shares  contemplated
by   the Registration Statement and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

     Based on the foregoing, we are of the opinion that:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

       2.  Assuming the accuracy of the documents,
        representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have legally issued, fully paid and non-assessable when:

          a. The Registration Statement, as it may be amended, shall have become effective under the Securities Act;

          b.   Such shares shall have been duly issued
        pursuant to the authorization of the Company's
        Board of Directors or a duly authorized committee thereof, in the manner contemplated by them; and

          c.   A certificate representing such shares
        shall have been duly executed, countersigned and registered and duly delivered to the participant thereof against payment of the agreed consideration therefore (not less than the par value thereof) determined in accordance with the terms of the Agreements.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. In delivering this opinion letter, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

     This  opinion  letter is limited to the General
Corporation Law  of  the State of Nevada.  The opinions expressed herein  are solely  for  your  benefit  in  connection  with  the
Form   S-8 Registration Statement of the Company and may not be
relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.


                                   Sincerely,

                                   /s/ Harold P. Gewerter, Esq.
                                   ----------------------------
                                   Harold P. Gewerter, Esq.